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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement on Form S-4 of New Enserch Exploration, Inc. and Enserch Exploration Partners, Ltd. of our reports dated February 7, 1994 and September 1, 1994, appearing in the Prospectus/Information Statement, which is a part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus/Information Statement.


Deloitte & Touche
December 8, 1994
Dallas, Texas